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                                EXHIBIT 23(j)(1)

                          INDEPENDENT AUDITORS' CONSENT

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                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 11, 1998, relating to the financial statements and financial highlights as of and for the period ended October 31, 1998 which appear in the October 31, 1999 Annual Report to Shareholders of CNI Charter Prime Money Market Fund (formerly Berkeley Money Market Fund), which are also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 28, 2000